EXHIBIT 23.1

                              Jay J. Shapiro, CPA
                           A Professional Corporation

                            16501 Ventura Boulevard
                                   Suite 650
                            Encino, California 91436
                              Tel : (818) 990-4204
                              Fax : (818) 990-4944


October 4, 2002

I consent to the inclusion in the First Amendment to Registration Statement on Form SB-2 for Daleco Resources Corporation (which shall be filed on or about October 4, 2002) of my independent auditors' report, dated January 15, 2002, for the year ended September 30, 2001, on the fiscal 2001 and 2000 consolidated financial statements of Daleco.


/Jay J. Shapiro, CPA/

JAY J. SHAPIRO, CPA
A Professional corporation